UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 4, 2013

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

932 Southwood Boulevard
Incline Village, Nevada 89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2013 Annual Bonus Plan

On December 4, 2013, the Compensation Committee (the Compensation Committee) of the Board of Directors (the Board) of PDL BioPharma, Inc. (the Company) evaluated the Company’s performance against the 2013 corporate performance goals established for the Company’s 2013Annual Bonus Plan as set forth below:

2013 Corporate Goal	Weight
Optimize Value of Patent Estate	35%
Implement Corporate Strategy & Business Development	50%
Human Resources	15%
Total	100%

Following this review, the Compensation Committee determined, and the Board later ratified, that, while the corporate performance exceeded 150% of the 2013 corporate goals established for the Company’s 2013 Annual Bonus Plan, the Compensation Committee would limit the payments under the plan to the established plan cap of 150%.

The Compensation Committee also reviewed for each of the Company’s named executive officers (other than Mr. McLaughlin whose annual bonus is based solely upon achievement of the corporate performance goals described above), the level of achievement of each named executive officer’s 2013 individual goals established for the Company’s 2013 Annual Bonus Plan and made the following determinations:

●	Mr. Stone achieved 150%;

●	Ms. Garcia achieved 150%;

●	Mr. Hart achieved 150%; and

●	Mr. Montez achieved 105%.

Based on the foregoing and under the terms of the 2013 Annual Bonus Plan, the Compensation Committee approved, and the Board later ratified, the bonuses set forth in the chart below for each of the Company’s named executive officers:

Name	Title	2013 Annual Bonus Plan Bonus
John P. McLaughlin	President and Chief Executive Officer	$1,042,875
Christopher Stone	Vice President, General Counsel and Secretary	$301,275
Peter Garcia[1]	Vice President and Chief Financial Officer	$239,850
Danny Hart	Deputy General Counsel and Assistant Secretary	$183,600
David Montez[1]	Controller and Chief Accounting Officer	$57,942

1	Payments for Messrs. Garcia and Montez were prorated under the terms of the 2013 Annual Bonus Plan to reflect their joining the Company during 2013.

Separate from the above amount, Mr. Hart was awarded a one-time special bonus payment of $100,000 to reflect his contribution to the Company in 2013.

2013 Long-Term Incentive Plan

On December 4, 2013, the Compensation Committee evaluated the Company’s performance against the performance goals established for the long-term incentive plan to compensate, retain and incentivize its named executive officers (the 2012-2013 LTIP) that will vest and pay on December 13, 2012.

Under the 2012-2013 LTIP, each executive officer is eligible for awards consisting of (i) restricted stock and (ii) a cash payment. The target cash payment is adjustable based on the Company’s attainment of specified performance goals as set forth in the chart below, subject to a cap of two times the target cash payment (the Adjustment):

Performance Goal	Adjustment
Protection of European patents	40%
Sale or merger of Company	20-50%
Royalty rights acquisition and financing, if applicable	30-50%

Following its review, the Compensation Committee determined, and the Board later ratified, that, while the Company’s attainment of the specified performance goals exceeded two times the target performance established for the Company’s 2012-2013 LTIP, the Compensation Committee would limit the Adjustment under the 2012-2013 LTIP to the established cap of two times. Based on the foregoing, the cash awards for each of the Company’s named executive officers are set forth in the chart below:

Name	Title	2012-2013 LTIP Cash Payment
John P. McLaughlin	President and Chief Executive Officer	$938,000
Christopher Stone	Vice President, General Counsel and Secretary	$516,000
Peter Garcia[1]	Vice President and Chief Financial Officer	__
Danny Hart	Deputy General Counsel and Assistant Secretary	$245,420
David Montez[1]	Controller and Chief Accounting Officer	__

1	Messrs. Garcia and Montez are not participants to the 2012-2013 LTIP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC. (Company)

By:	/s/ John P. McLaughlin
John P. McLaughlin
President and Chief Executive Officer

Dated: December 10, 2013